Exhibit 99.1

Unique Fabricating Updates 2016 Guidance to Reflect Expected Contribution from Intasco Acquisition

AUBURN HILLS, Mich., July 5, 2016-- Unique Fabricating, Inc. ("Unique") (NYSE MKT: UFAB), which engineers and manufactures multi-material foam, rubber, and plastic components utilized in noise, vibration and harshness management for the automotive and industrial appliance market, today increased its outlook for 2016 following the completion of the purchase accounting related to the Intasco acquisition, which closed and was previously announced on April 29, 2016.
2016 Full Year Guidance

		Previous Guidance	Updated Guidance
●	Revenue	$160 million to $163 million	$169 million to $172 million
●	Adjusted diluted earnings per share	$0.84 to $0.87	$0.88 to $0.91
●	Adjusted EBITDA	$18.0 million to $18.5 million	$19.5 million to $20.0 million

John Weinhardt, Unique Fabricating’s Chief Executive Officer said, “We are updating and increasing our outlook for 2016 following the closing of the Intasco acquisition and after finalizing the purchase accounting related to this acquisition. The strategic, highly synergistic and accretive acquisition of Intasco significantly broadens our solution offerings and production capabilities and expands our reach in our existing markets, as well as certain adjacent markets. We have good visibility into our business and remain confident that we will continue to benefit from a number of favorable industry trends in both the automotive and industrial markets.”

About Unique Fabricating, Inc.
Unique Fabricating, Inc. (NYSE MKT: UFAB) engineers and manufactures components for customers in the automotive and industrial appliance market. The Company's solutions are comprised of multi-material foam, rubber, and plastic components and utilized in noise, vibration and harshness (NVH) management, acoustical management, water and air sealing, decorative and other functional applications. Unique leverages proprietary manufacturing processes including die cutting, thermoforming, compression molding, reaction injection molding, and fusion molding to manufacture a wide range of products including air management products, heating ventilating and air conditioning (HVAC), seals, fender stuffers, air ducts, acoustical insulation, door water shields, gas tank pads, light gaskets, topper pads, mirror gaskets and glove box liners. The Company is headquartered in Auburn Hills, Michigan. For more information, visit http://www.uniquefab.com/.

About Non-GAAP Financial Measures
This release refers to projections of Adjusted EBITDA and Adjusted Diluted Earnings Per Share to provide a supplemental measure of our operating performance. We believe that Adjusted EBITDA and Adjusted Diluted Earnings Per Share, which are non-GAAP financial measures, are useful performance measures used by us to facilitate a comparison of our operating performance and earnings on a consistent basis from period-to-period and to provide for a more complete understanding of factors and trends affecting our business than measures under generally accepted accounting principles in the United States of America (GAAP) can provide alone. Our board and management also use Adjusted EBITDA as one of the primary methods for planning and forecasting overall expected performance and for evaluating on a quarterly and annual basis actual results against such expectations, and as a performance evaluation metric in determining achievement of certain compensation programs and plans for Company management. Adjusted EBITDA and Adjusted Diluted Earnings Per Share, as referred in this press release, as presented by us in past disclosures have included, and we expect will include, costs such as non-cash stock awards, one-time non-recurring type costs, transaction fees, and restructuring expenses. These non-GAAP financial measures may have limitations as analytical tools, and these measures should not be considered in isolation as a substitute for analysis of Unique’s results as reported under GAAP.

Safe Harbor Statement
Except for the historical information contained herein, the matters discussed in this news release include forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. Forward-looking statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause the Company's or the Company's industry's actual results, levels of activity, performance or achievements including statements relating to the Company's 2016 Outlook to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by this press release. Words such as "may," "will," "could," "would," "should," "anticipate," "predict," "potential," "continue," "expects," "intends," "plans," "projects," "believes," "estimates," "outlook," and similar expressions are used to identify these forward looking statements. Such forward-looking statements include statements regarding, among other things, our expectations about revenue, EBITDA, and earnings per share. All such forward-looking statements are based on management's present expectations and are subject to certain factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such statements. These risks and uncertainties include, but are not limited to, those discussed in our Annual Report on Form 10-K, for the year ended January 3, 2016 filed with the Securities and Exchange Commission pursuant to Rule 424(b) and in particular the Section entitled "Risk Factors" of the Annual Report on Form 10-K, as well as any updates to those risk factors filed from time to time in our periodic and current reports filed with the Securities and Exchange Commission. All statements contained in this press release are made as of the date of this press release, and Unique Fabricating does not intend to update this information, unless required by law. Reference to the Company's website above does not constitute incorporation of any of the information thereon into this press release.

Investor Contact: Hayden IR
Brett Maas/Rob Fink
646-536-7331/646-415-8972
ufab@haydenir.com

UNIQUE FABRICATING, INC.
Purchase Accounting Impacts and Other Effects

Note: The following table is intended to show the estimated impact on projected net income and earnings per share of non-cash amortization of intangible assets for fiscal year 2016. The first column shows the effects of projected intangible amortization for Unique only and the second column shows the projected intangible amortization impact for Unique and Intasco combined. The estimated impact of intangible amortization related to the Intasco acquisition is based upon preliminary estimates and are subject to change. The table also includes estimates for the tax impact of the amortization of intangibles and is based on current estimated effective tax rates for fiscal 2016 for the jurisdictions related to the intangibles. The table also includes projected estimated impacts on earnings per share based on projected weighted average share amounts used. In accordance with SEC guidance concerning the presentation of non-GAAP measures, the impact of non-cash intangible amortization set forth in the table is not included in projections of adjusted diluted earnings per share above. However, investors should be aware that as with other non-GAAP financial measures, the information set forth below has limitations as analytical tools and should not be considered as a substitute for analysis of Unique’s results, including projected results, as reported or projected under GAAP. The matters set forth below include forward looking statements, as defined in the Private Securities Litigation Reform Act of 1995, are subject to risks and uncertainties and the other limitations and qualifications described in the “Safe Harbor Statement” set forth elsewhere herein, including, without limitation, the “Risk Factors” referenced therein.

	Excluding Intasco	Including Intasco
	Fifty-Two Weeks Ended January 1, 2017 (estimated)	Fifty-Two Weeks Ended January 1, 2017 (estimated)
Non-cash purchase accounting impacts
Customer relationships amortization	$2,420,699	3,045,919
Trade name amortization	222,654	269,131
Non-compete amortization	176,648	176,648
Unpatented technology amortization	—	206,040
Less: Tax impact	(882,773)	(1,115,373)
Net income effect	$1,937,228	$2,582,365

Net income per share impact
GAAP - Basic	$0.20	$0.27
GAAP - Diluted	$0.20	$0.26